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                                                                   EXHIBIT 10.01

                         AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS

         THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this ______ day of February, 2004, by and between WESTERN PLACE SKYRISE, LTD, a Texas limited partnership ("Seller") and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company ("Buyer"), with reference to the following facts:

         A. Seller owns certain real property located in Tarrant County, TEXAS and more specifically described in Exhibit A attached hereto (the "Land"), commonly known as Western Place I & II, located at 6000 & 6100 Western Place, Ft. Worth, Texas 76107, Dallas, Texas and such other assets, as the same are herein described.

         B. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Land and the associated assets.

NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1.       Purchase and Sale.

         1.1. The purchase and sale includes, and at Close of Escrow (hereinafter defined) Seller shall sell, transfer, grant and assign to Buyer, Seller's entire right and interest in and to all of the following (hereinafter sometimes collectively, the "Property"):

                  1.1.1. The Land, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements, development rights, rights of way, and other rights appurtenant to the Land (all of the foregoing being collectively referred to herein as the "Real Property");

                  1.1.2. All leases (the "Leases"), including associated amendments, with all persons ("Tenants") leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Close of Escrow, together with all security deposits, other deposits held in connection with the Leases, Lease guarantees and other similar credit enhancements providing additional security for such Leases;

                  1.1.3. All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property, including, specifically,

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                           without limitation, equipment, furniture, tools and
                           supplies, any website maintained by the Seller and all related intangibles including Seller's interest, if any, in the name "Western Place I & II " (the "Personal Property");

                  1.1.4. All service contracts, agreements, warranties and guaranties relating to the operation, use or maintenance of the Property (the "Contracts"); and

                  1.1.5. To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, licenses and approvals relating to the Property (the "Permits").

2.       Purchase Price.

         The total Purchase Price of the Property shall be Thirty Five Million and No/100 Dollars ($35,000,000.00) ("PURCHASE PRICE"), and payable as follows:

         2.1.     Deposit/Further Payments.

                  2.1.1. Within two (2) business days following the date a fully executed original of this Agreement is delivered to the Escrow Holder (hereinafter defined) (such delivery date hereinafter the "EFFECTIVE DATE"), Buyer shall deposit into Escrow (hereinafter defined) the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (THE "DEPOSIT"), in the form of a wire transfer payable to Partners Title Company, 712 Main Street, Suite 2000E, Houston, Texas 77002, Attention: Karen Highfield, Telephone 713-229-8484, Facsimile: 713-238-9177 ("ESCROW
                           MOLDER"). Escrow Holder shall place the Deposit into an interest bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer's account and shall be deemed to be part of the Deposit.

                  2.1.2.   Intentionally deleted.

                  2.1.3. On or before Close of Escrow, Buyer shall deposit with the Escrow Holder to be held in Escrow the balance of the Purchase Price, in immediately available funds by wire transfer made payable to Escrow Holder.

                  2.1.4. In the event that this Agreement is terminated by Buyer in accordance with any term or provision of this Agreement permitting Buyer to terminate and receive the Deposit, the Deposit shall be immediately and automatically paid over to Buyer without the need for any further action by either party hereto.

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3.       Title to Property.

         3.1.     Title Insurance.

         Seller will, at Seller's sole expense, cause Partners Title Company (THE "TITLE COMPANY") to issue a TLTA Form T-1 Owner's Policy of Title Insurance (the "TITLE POLICY") for and on behalf of Buyer in the total amount of the Purchase Price and obtainable at statutory rates insuring indefeasible title in and to the Real Property. The Title Policy shall be free and clear of exceptions except as follows:

                  3.1.1. Real property taxes and assessments, which are a lien not yet due;

                  3.1.2. The Permitted Exceptions (hereinafter defined) included in such policy and either approved or waived, as the case may be by Buyer as herein described.

         3.2.     Procedure for Approval of Title.

         Seller shall, no later than ten (10) days following the Effective Date, provide to Buyer a current title insurance commitment (the "TITLE COMMITMENT") for the Real Property, including legible copies of all items identified as exceptions therein (the "Title Documents"). Buyer shall have until fifteen days prior to the expiration of the Inspection Period to review and approve, in writing, the condition of the title to the Real Property ("TITLE REVIEW PERIOD"). If the Title Documents or the Survey reflect or disclose any defect, exception or other matter affecting the Real Property ("Title Defects") that is unacceptable to Buyer, then Buyer shall provide Seller with written notice of Buyer's objections no later than the conclusion of the Title Review Period; provided, however, if Buyer shall fail to notify Seller in writing within the Title Review Period of any specific objections to the state of title to the Real Property, then Buyer shall be deemed to have waived objection to all exceptions to title or other conditions or matters which are shown on the Survey or described in the Title Documents except those matters contained in Schedule C of the Title Commitment. Seller may, at its sole option, elect, by written notice given to Buyer within three (3) days following the conclusion of the Title Review Period ("SELLER'S NOTICE PERIOD"), to cure or remove the objections made or deemed to have been made by Buyer; provided, however, Seller shall in all events have the obligation to (i) act in good faith in making such election and curing any Title Defects that Seller elects to cure, (ii) specifically remove any monetary encumbrances affecting the Real Property if such exceptions may be removed by payment of a liquidated sum and such sum does not in the aggregate exceed the Purchase Price, and (iii) remove any Title Defect that attaches to the Real Property subsequent to the conclusion of the Title Review Period if such Title Defect may be removed by payment of a liquidated sum and such sum does not in the aggregate exceed the Purchase Price. The failure of Seller to deliver written notice electing to cure any or all such objected to exceptions during the Seller's Notice Period shall be deemed an election by

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         Seller not to cure such exceptions. Should Seller elect to attempt to cure or remove any objection, Seller shall have fifteen (15) days from the conclusion of the Title Review Period ("CURE PERIOD") in which to accomplish the cure. In the event Seller elects (or is deemed to have elected) not to cure or remove any objection, then Buyer shall be entitled, as Buyer's sole and exclusive remedies, either to (i) terminate this Agreement and obtain a refund of the Deposit or (ii) waive any objections that Seller has not elected to cure and close this transaction as otherwise contemplated herein. The failure of Buyer to provide written notice to Seller within ten (10) days following the expiration of the Seller's Notice Period waiving any objections Seller has not elected to cure shall be deemed an election by Buyer to close this Agreement. Any exceptions to title accepted or waived by Buyer pursuant to the terms of this paragraph shall be deemed "Permitted Exceptions."

4.       Due Diligence Items.

         4.1. Seller shall, within five (5) business days following full execution of this Agreement (THE "DELIVERY DATE"), deliver to Buyer each of the following to the extent they are in Seller's possession or control (collectively, the "Due Diligence Items"):

                  4.1.1. Seller's existing survey of the Real Property (the "SURVEY") which may be updated at the expense of Buyer;

                  4.1.2. Copies of all Leases presently in effect with respect to the Real Property, together with any amendments or modifications thereof;

                  4.1.3. A "rent roll" with respect to the Real Property for the calendar month immediately preceding the Effective Date, showing with respect to each Tenant of the Real Property: (1) the name of the Tenant, (2) the number of rentable square feet in Tenant's premises as set forth in Tenant's Lease, (3) the current monthly base rental payable by such Tenant,
                           (4) the term of the Lease, (5) any available options for the Tenant under the Lease; and (6) the amount of any security deposit;

                  4.1.4. A "rent roll" current as of December, 2003 and 2004 year to date;

                  4.1.5. An aging report showing, with respect to each Tenant of the Real Property, the date through which such Tenant has paid rent and a Tenant by Tenant monthly aging report for the period of Seller's ownership;

                  4.1.6. A list of all contracts, including service contracts, warranties, management, maintenance, leasing commission or other agreements affecting the Real Property, if any, together with copies of the same;

                  4.1.7. All site plans, leasing plans, as-built plans, drawings, environmental, mechanical, electrical, structural, soils and similar reports and/or audits

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                           and plans and specifications relative to the Real
                           Property in the possession of Seller or under the control of Seller, if any;

                  4.1.8. True and correct copies of the real estate and personal property tax statements covering the Property or any part thereof for each of the two (2) years prior to the current year and, if available, for the current year;

                  4.1.9. A schedule of all current or pending litigation with respect to the Real Property or any part thereof, if any, or otherwise with respect to Seller that might have a material adverse effect on Seller's ability to perform hereunder, together with a brief description of each such proceeding;

                  4.1.10. Operating statements for the Real Property for the Seller's period of ownership and the current year to date;

                  4.1.11. Copies of Tenant files and records relating to the ownership and operation of the Real Property (provided, however, such files and records will be made available for inspection by Buyer during ordinary business hours at Seller's management office);

                  4.1.12. An inventory of all personal property located on the Real Property which is used in the maintenance of the Real Property or stored for future use with the Real Property;

                  4.1.13. Copies of utility bills for the Real Property for Seller's period of ownership; and

                  4.1.14. Existing Environmental Site Assessment for the Real Property.

         4.2.     Estoppel Certificates.

         Seller shall obtain and deliver to Buyer, no later than ten (10) days prior to Close of Escrow, estoppel certificates from (a) EnRisk, CSC-ML, THR Foundation, BAE Information, THR- ML, Attorney General, Community Hospice, THS Business Opera, Lockheed, Benefit Port Taylor Olson, Etc, US GSA ATF, THS Business Opera, Mitchell Energy, Tarrant Workforce, LIFO Systems and Gargen Cafe (collectively, the "Major Tenants") and (b) seventy five percent (75%) of all remaining Tenants of the Real Property (measured by square footage occupied) (the "Required Percentage Estoppels"), in all cases in the form of Exhibit D attached hereto and made a part hereof. In the event Seller is unable to obtain the Required Percentage Estoppels despite diligent efforts to do so, Seller may but shall not be obligated to deliver to Buyer an estoppel certificate executed by Seller in the form of Exhibit D covering sufficient estoppels that, together with those obtained, equal the Required Percentage Estoppels; provided, however, Seller shall thereafter continue to use diligent efforts to obtain an estoppel certificate executed by any such Tenant. Whether executed by the Tenant or by Seller, the matters certified in the estoppel certificates shall be subject to Buyer's reasonable

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         approval Buyer shall notify Seller within three (3) business days following receipt of a copy of any executed estoppel certificate of Buyer's approval or disapproval and the basis of such disapproval, if disapproved. If (a) Buyer reasonably disapproves of any estoppel certificate, and Seller is unable to deliver a reasonably acceptable estoppel certificate prior to the Close of Escrow, and, without such estoppel certificate Seller will have failed to deliver the Required Percentage Estoppels or (b) Seller is unable to deliver acceptable forms of the Major Estoppels, this Agreement shall automatically terminate, Buyer shall be entitled to a refund of the Deposit without any further action required by any party, and neither party shall have any further obligation to the other. In addition to the foregoing, Seller shall deliver to each tenant a subordination, attornment and non-disturbance agreement required by Buyer's lender on the form attached as Exhibit C. Seller will cooperate and assist Buyer in obtaining subordination agreements required by Buyer's lender that are prepared by Buyer or Buyer's lender.

5.       Inspections.

         5.1.     Procedure; Indemnity.

         Buyer, at its sole expense, shall have the right to conduct feasibility, environmental, engineering and physical studies of the Real Property at any time from and after Effective Date and for a period of thirty (30) days thereafter (THE "DUE DILIGENCE PERIOD"). Buyer and its duly authorized agents or representatives shall be permitted to enter upon the Real Property at all reasonable times during the Due Diligence Period in order to conduct tenant interviews, engineering studies, soil tests and any other inspections and/or tests that Buyer may deem necessary or advisable (collectively, the "Inspections"). Buyer agrees to promptly discharge any liens that may be imposed against the Real Property as a result of Buyer's Inspections and to defend, indemnify and hold Seller harmless from all claims, suits, losses, costs, expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages incurred by Seller as a result of any Inspections performed by Buyer. The provisions of the foregoing indemnity shall survive termination of this Agreement or the Close of Escrow, as applicable. Notwithstanding the foregoing, Buyer may not conduct any invasive testing on or in the Property without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. Copies of all inspection reports or test results conducted or prepared by any third party contractors or inspectors shall be furnished to Seller.

         5.2.     Approval.

                  5.2.1. Buyer shall have until the conclusion of the Due Diligence Period (as the same may be extended in accordance with the terms of Paragraph 5.1 above) to approve or disapprove of the Inspections and the Due Diligence Items enumerated in Paragraph 4. If Buyer shall fail to deliver a written notice to Seller and Escrow Holder within the Due Diligence Period

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                           approving the condition of the Real Property, this
                           Agreement shall thereupon be automatically terminated, Buyer shall not be entitled to purchase the Real Property, Seller shall not be obligated to sell the Real Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Real Property except for any obligations that expressly survive termination. Upon termination, Escrow Holder shall, without any further action required from any party, return all documents and funds, including the Deposit, to the parties who deposited same and no further duties shall be required of Escrow Holder.

                  5.2.2. Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with Buyer's inspection of the Real Property.

6.       Escrow.

         6.1.     Opening.

         Purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with Escrow Holder within two (2) business days after the execution of this Agreement by Seller and Buyer. This Agreement shall be considered as the Escrow instructions between the parties, with such further consistent instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall, so long as not inconsistent with the terms of this Agreement, be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and any further Escrow instructions, the terms and conditions of this Agreement shall control.

         6.2.     Close of Escrow.

         Escrow shall close ("CLOSE OF ESCROW") on the later to occur of thirty
         (30) days after the expiration of the Due Diligence Period or April
         1, 2004.

         6.3.     Buyer Required to Deliver.

         Buyer shall deliver to Escrow the following:

                  6.3.1.   In accordance with Paragraph 2, the Deposit;

                  6.3.2. On or before Close of Escrow, the balance of the Purchase Price; provided, however that Buyer shall not be required to deposit the balance of the Purchase Price into Escrow until Buyer has been notified by Escrow

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                           Holder that (i) Seller has delivered to Escrow each
                           of the documents and instruments to be delivered by Seller in connection with Buyer's purchase of the Property, and (ii) Title Company has committed to issue and deliver the Title Policy to Buyer.

                  6.3.3. On or before Close of Escrow, such other documents as Escrow Holder may require from Buyer in order to issue the Title Policy; and

                  6.3.4. A counterpart original of an Assignment and Assumption Agreement in the form attached hereto as Exhibit B (the "Assignment Agreement"), duly executed by Buyer assigning all of Seller's right, title and interest in and to the Leases, Contracts and Permits from and after the Close of Escrow.

         6.4.     Seller Required to Deliver.

         On or before Close of Escrow, Seller shall deliver to Escrow or Buyer, as applicable, the following:

                  6.4.1. A duly executed and acknowledged Special Warranty Deed (warranting title by, through and under Seller, but not otherwise), conveying fee title to the Real Property in favor of Buyer subject only to the Permitted Exceptions and containing the language on Exhibit E attached hereto and made a part hereof;

                  6.4.2. A completed Certificate of Non-Foreign Status, duly executed by Seller under penalty of perjury;

                  6.4.3. A Bill of Sale, in the form agreed to by Seller and Buyer, for the Personal Property, if any, in favor of Buyer and duly executed by Seller;

                  6.4.4. Such other documents as Escrow Holder may require from Seller in order to issue the Title Policy;

                  6.4.5. If not previously delivered to Buyer, Tenant's estoppel certificates as required by and provided for in Paragraph 4.2;

                  6.4.6. A counterpart original of the Assignment Agreement duly executed by Seller, assigning all of Seller's right, title and interest in and to the Leases, Contracts and Permits to Buyer from and after the Close of Escrow;

                  6.4.7. To the extent Seller has same in its possession or control, Seller will leave at the Property, all keys to all buildings and other improvements located on the Real Property, combinations to any safes thereon, and security devices therein in Seller's possession;

                  6.4.8. A letter from Seller addressed to each Tenant informing such Tenant of the change in ownership as set forth;

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                  6.4.9.   To the extent Seller has same in its possession or
                           control, Seller will leave at the Property, the original Leases; and

                  6.4.10. To the extent Seller has same in its possession or control, Seller will leave at the Property, all records and files relating to the management or operation of the Real Property, including, without limitation, all insurance policies, all service contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, property taxes and other charges which are paid by Tenants of the Real Property.

         6.5.     Buyer's Costs.

         Buyer shall pay the following:

                  6.5.1. One-half (1/2) of Escrow Holder's fee, costs and expenses;

                  6.5.2. All other costs customarily borne by purchasers of real property in Tarrant County, Texas;

                  6.5.3.   The cost of recording the Deed;

                  6.5.4.   The cost of updating the Survey;

                  6.5.5. The cost of endorsements to the Title Policy, including, without limitation, the deletion of the Survey exception except for "shortages named"

         6.6.     Seller's Costs.

         Seller shall pay the following:

                  6.6.1. One-half (1/2) of Escrow Holder's fees, costs and expenses;

                  6.6.2. Escrow Holder premium for the Standard T-1 Form of Title Policy; and

                  6.6.3. All other costs customarily borne by sellers of real property in Tarrant County, Texas.

         6.7.     Prorations.

                  6.7.1. Real property taxes, personal property taxes, assessments, rents, and operating expenses shall be prorated through Escrow between Buyer and Seller as of Close of Escrow. All security deposits shall be paid over to Buyer. Rents and CAM expenses shall be approved by Buyer prior to Close of Escrow, Any delinquent rents attributable to periods prior to the Close of Escrow and which are collected by Buyer or Seller shall be retained by or paid to Seller; provided, however, that any amounts

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                           collected by Buyer or Seller shall be first applied
                           to any rents then due to Buyer and, if collected by Seller, remitted to Buyer for such purpose. Seller shall have the right to pursue any Tenant for delinquent rent, but shall not (a) cause Tenant to be delinquent for their current rent or become financially unstable or (b) have the right to seek eviction of the Tenant by unlawful detainer or other means. Tax and assessment prorations shall be based on the latest available tax bill. If after Close of Escrow either party receives any further or supplemental tax bill relating to any period prior to Close of Escrow, the recipient shall promptly deliver a copy of such tax bill to the other party, and not later than ten (10) days prior to the delinquency date shown on such tax bill Buyer and Seller shall deliver to the taxing authority their respective shares of such tax bill, prorated as of Close of Escrow. All prorations shall be based on a 365-day year.

                           Any percentage rents due or paid under any of the Leases ("Percentage Rent") shall be prorated between Buyer and Seller outside of Escrow as of the date of Close of Escrow on a Lease-by-Lease basis, as follows; (a) Seller shall be entitled to receive the portion of the Percentage Rent under each Lease for the Lease Year in which Close of Escrow occurs, which portion shall be the ratio of the number of days of said Lease Year in which Seller was Landlord under the Lease to the total number of days in the Lease Year, and (b) Buyer shall receive the balance of Percentage Rent paid under each Lease for the Lease Year. As used herein, the term "Lease Year" means the twelve (12) month period as to which annual Percentage Rent is owed under each Lease. Upon receipt by either Buyer or Seller of any gross sales reports ("Gross Sales Reports") and any full or partial payment of Percentage Rent from any tenant of the Property, the party receiving the same shall provide to the other party a copy of the Gross Sales Report and a check for the other party's prorata share of the Percentage Rent within five (5) days of the receipt thereof. In the event that the Tenant only remits a partial payment, then the amount to be remitted to the other party shall be its prorata share of the partial payment. Nothing contained herein shall be deemed or construed to require either Buyer to Seller to pay to the other party its prorata share of the Percentage Rent prior to receiving the Percentage Rent from the Tenant, and the acceptance or negotiation of any check for Percentage Rent by either party shall not be deemed a waiver of that party's right to contest the accuracy or amount of the Percentage Rent paid by the Tenant.

                  6.7.2. All leasing commissions and tenant improvement costs owing with respect to Leases of the Real Property entered into prior to execution of the Agreement including, but not limited to, commissions for lease renewals and expansion options, shall be paid by Seller, and Seller shall indemnify

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                           and hold Buyer harmless for lease commission claims
                           brought against the Real Property or Buyer arising therefrom. All leasing commissions and tenant improvement costs for new Leases executed after the date of this Agreement shall be prorated between Buyer and Seller as their respective periods of ownership of the Real Property bears to the primary term of the new Lease, subject, in all events, to the prior approval of said Leases as herein provided by Buyer pursuant to Paragraph 7.3.

                  6.7.3. Seller agrees to indemnify and hold Buyer harmless from any and all liabilities, claims, demands, suits, and judgments, of any kind or nature, including court costs and reasonably attorney fees (except those items which under the terms of this Agreement specifically become the obligation of Buyer), brought by third parties and based on amounts which are the responsibility of Seller which are in any way related to the Property.

                  6.7.4. Buyer agrees to indemnify and hold Seller harmless of and from any and all liabilities, claims, demands, suits and judgments, of any kind or nature, including court costs and reasonable attorneys fees, brought by third parties and based on amounts which are the responsibility of Buyer which are in any way related to the Property.

         The provisions of this Section 6.7 shall survive the Close of Escrow.

         6.8.     Determination of Dates of Performance.

         Promptly after delivery to the Escrow Holder of a fully executed copy of this Agreement, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:

                  6.8.1.   The Effective Date pursuant to Paragraph 2.1.1;

                  6.8.2.   The date of receipt of the Title Documents by Buyer;

                  6.8.3. The date by which title objections must be made by Buyer pursuant to Paragraph 3.2;

                  6.8.4.   The Delivery Date pursuant to Paragraph 4.1;

                  6.8.5.   Expiration date of the Due Diligence Period;

                  6.8.6.   The date by which the amount described in Paragraph
                           2.1.3 must be deposited by Buyer; and

                  6.8.7.   The date of Close of Escrow pursuant to Paragraph
                           6.2.

         If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

7.       Seller Representations, Warranties, and Covenants.

         7.1.     Representations and Warranties.

         Seller hereby represents and warrants as of the date hereof and as of the Close of Escrow by appropriate certificate to Buyer as follows:

                  7.1.1. Seller is a limited partnership duly formed and validly existing under the law of the State of Texas. Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, agreement or instrument to which Seller is a party or otherwise bound. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

                  7.1.2. Seller has indefeasible title to the Real Property, subject to the Permitted Exceptions. To the best of Seller's current actual knowledge, there are no outstanding rights of first refusal, rights of reverter or options relating to the Real Property or any interest therein. To the best of Seller's current actual knowledge, there are no unrecorded or undisclosed documents or other matters which affect title to the Real Property.

                  7.1.3. Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                  7.1.4. There are no on-site employees of Seller at the Real Property, and following the Close of Escrow, Buyer shall have no obligation to employ or continue to employ any individual employed by Seller or its affiliates in connection with the Real Property.

                  7.1.5. Except as set forth on any schedule of litigation delivered pursuant to Paragraph 4.1.9, there are no actions, suits or proceedings pending, or to the best of Seller's current actual knowledge, threatened against Seller and affecting any portion of the Real Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                  7.1.6. Seller has not received any notice of any violations of any ordinance, regulation, law, or statute of any governmental agency pertaining to the Real Property or any portion thereof.

                  7.1.7. The information in the Rent Roll is true, correct and complete. No persons, tenants or entities occupy space in the Real Property, except as stated in the Rent Roll. There are no written or oral agreements that will obligate Buyer, as Seller's assignee, to pay any such commission or fee under any Lease or extension, expansion or renewal thereof. No rent or other payments have been collected in advance for more than one (1) month and no rents or other deposits are held by Seller, except the security deposits described on the Rent Roll and rent for the current month.

                  7.1.8. The operating statements furnished to Buyer in connection with or pursuant to this Agreement (a) accurately reflect the financial condition of the Real Property as of the date thereof and (b) do not fail to state any material liability, contingent or otherwise, or any other facts the omission of which would be misleading.

                  7.1.9. To Seller's knowledge, there are no presently pending or contemplated proceedings to condemn the Real Property or any part of it.

                  7.1.10. Seller has no knowledge of nor received any written notice of violation issued pursuant to any environmental law with respect to the Real Property or any use or condition thereof.

         7.2.     Indemnity; Survival.

         The foregoing representations and warranties of Seller are made by Seller as of the date hereof and again as of Close of Escrow and shall survive the Close of Escrow for a period of one year and shall not be merged as of the date of the Close of Escrow hereunder.

         7.3. Covenants of Seller. Seller hereby covenants from and after the Effective Date as follows:

                  7.3.1. To cause to be in force fire and extended coverage insurance upon the Real Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Real Property in at least such amounts, and with the same deductibles, as are maintained by Seller on the date hereof.

                  7.3.2. To maintain any building constituting an improvement on the Real Property in the same physical condition as it was at the date of Buyer's inspection, reasonable wear and tear excepted, and to perform all normal maintenance from and after the Effective Date in the same fashion as prior to the Effective Date.

                  7.3.3. To not enter into any new lease with respect to the Real Property, without Buyer's prior, written consent, which shall not be unreasonably withheld. Exercise of a mandatory renewal option shall not be considered a new lease. To the extent specifically disclosed to Buyer in connection with any request for approval, any brokerage commission and the cost of Tenant improvements or other allowances payable with respect to a new Lease shall be prorated between Buyer and Seller in accordance with their respective periods of ownership as it bears to the primary term of the new Lease. After the expiration of the Due Diligence Period, if the Agreement is still in full force and effect, Seller will not modify or cancel any existing Lease covering space in the Real Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld. Buyer shall have five (5) business days following receipt of a request for any consent pursuant to this paragraph in which to approve or disapprove of any new Lease or any modification or cancellation of any existing Lease. Failure to respond in writing within said time period shall be deemed to be consent. If Seller desires to enter into such lease or modification of lease prior to the expiration of the Due Diligence Period despite Buyer's objections to such new or modified lease, Buyer may elect to either
                           (a) waive the Due Diligence Period, in which event Seller shall not enter into such new or modified lease, or (b) terminate this Agreement.

                  7.3.4. To not sell, assign, or convey any right, title, or interest whatsoever in or to the Real Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Real Property (other than the Permitted Exceptions).

                  7.3.5. To not, without Buyer's written consent, which shall not be unreasonably withheld, conditioned or delayed,
                           (a) amend or waive any right under any Contract, or
                           (b) enter into any service, operating or maintenance agreement affecting the Real Property that would survive the Close of Escrow.

                  7.3.6. To fully and timely comply with all obligations to be performed by it under the Leases and Contracts, and all Permits, licenses, approvals and laws, regulations and orders applicable to the Real Property.

                  7.3.7. To provide Buyer with monthly rent rolls containing the same information in its rent roll delivered pursuant to Paragraph 4.1.3.

                  7.3.8. To provide Buyer with copies of (a) any default letters sent to Tenants and, (b) any copies of correspondence received from a Tenant that it is "going dark" or seeking to re-negotiate its lease and
                           (c) notices of bankruptcy filings received with respect to any Tenant.

8.       Buyer Representations and Warranties.

         Buyer hereby represents and warrants to Seller as of the date hereof and as of the Close of Escrow by appropriate certificate that:

         Buyer is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Virginia. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents and approvals have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, agreement or instrument to which Buyer is a party or otherwise bound. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

9.       Conditions Precedent to Close of Escrow.

         9.1.     Conditions Precedent.

         The obligations of Buyer to purchase the Property pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:

                  9.1.1. All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Close of Escrow, and Seller shall not have on or prior to the Close of Escrow, failed to meet, comply with or perform in any material respect any covenants or agreements on Seller's part as required by the terms of this Agreement.

                  9.1.2. There shall be no change in the matters reflected in the Title Documents, and there shall not exist any encumbrance or title defect affecting the Real Property not described in the Title Documents except for the Permitted Exceptions or matters to be satisfied at the Close of Escrow.

                  9.1.3. Unless Seller receives notice from Buyer prior to the Close of Escrow, effective as of the Close of Escrow, any management agreement affecting the Real Property shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller.

                  9.1.4. No Major Tenant shall be in default under its Lease nor shall any Major Tenant have given notice that it is discontinuing operations at the Real Property nor shall a Major Tenant filed bankruptcy or sought any similar debtor protective measure or be the subject of an involuntary bankruptcy.

                  9.1.5. If any Tenant security deposit is in a form other than cash, the instrument constituting the security deposit must be reissued in Buyer's name as of the Close of Escrow or else a cash escrow equal to the amount of the security deposit will be established at the Close of Escrow until the instrument is reissued in Buyer's name.

         9.2.     Effect of Failure.

         If Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in this Paragraph 9, Seller may, within five (5) days after receipt of Buyer's notice, agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided (a) Seller so satisfies such condition and (b) no such right to cure shall extend the Close of Escrow beyond the five (5) day cure period. If Seller fails to agree to cure or fails to cure such condition by the Close of Escrow, this Agreement shall be automatically terminated, the Deposit shall be returned to Buyer without any further action required from either party and neither party shall have any continuing obligations hereunder; provided, however, if such failure constitutes a breach or default of its covenants, representations or warranties Seller shall remain liable for such breach or default as otherwise set forth in this Agreement.

10.      Damage or Destruction Prior to Close of Escrow.

         In the event that the Real Property should be damaged by any casualty prior to Close of Escrow, then Seller shall promptly provide Buyer with written notice of such casualty. If the cost of repairing such damage, as estimated by an architect or contractor retained pursuant to the mutual agreement of the parties (the "Cost of Repairs"), is (a) less than Five Hundred Thousand Dollars ($100,000), the Close of Escrow shall proceed as scheduled and any insurance proceeds, plus the cash amount of any associated deductible, shall be paid over to Buyer; or
         (b) greater than Five Hundred Thousand Dollars ($500,000), then Buyer may in its discretion either (i) elect to terminate this Agreement, in which case the Deposit shall be returned to Buyer without any further action required from either party and neither party shall have any further obligation to the other except for obligations herein that expressly survive termination or Close of Escrow or (ii) proceed to Close of Escrow in which event any insurance proceeds, plus the cash amount of any associated deductible, shall be paid over to Buyer. In the event that the casualty is uninsured, the Buyer may terminate this Agreement unless the Buyer receives a credit against the Purchase Price equal to the Cost of Repairs. The foregoing notwithstanding, in the event any casualty results in the cancellation of, or rental abatement under, any Lease, Buyer shall have the option to terminate this

         Agreement without regard to the cost of repairs. Any notice required to terminate this Agreement pursuant to this Paragraph shall be delivered no later than thirty (30) days following Buyer's receipt of Seller's notice of such casualty.

11.      Eminent Domain.

         If, before the Close of Escrow, proceedings are Commenced for the taking by exercise of the power of eminent domain of all or a material part of the Real Property which, as reasonably determined by Buyer, would render the Real Property unacceptable to Buyer or unsuitable for Buyer's intended use, Buyer shall have the right, by giving written notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall automatically terminate, the Deposit shall be returned to Buyer without any further action required from either party and neither party shall have any continuing obligations hereunder except for obligations herein that expressly survive termination or Close of Escrow. If, before the Close of Escrow, proceedings are commenced for the taking by exercise of the power of eminent domain of less than a material part of the Real Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Close of Escrow, the condemnation award (or, if not theretofore received, the right to receive such portion of the award) payable on account of the taking shall be assigned, or paid to, Buyer. Seller shall give written notice to Buyer within three (3) business days after Seller's receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Real Property. The foregoing notwithstanding, in the event the taking results in the cancellation of, or rent abatement under, any Lease, Buyer shall have the option to terminate this Agreement.

12.      Notices.

         All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either (a) in person, (b) by United States Mail, as a registered or certified item, return receipt requested, (c) by telecopy or (d) by a nationally recognized overnight delivery courier. Notices delivered by telecopy shall be deemed received upon electronic confirmation of receipt and overnight courier shall be deemed received on the business day following delivery to the overnight courier. Notices delivered by certified or registered mail shall be deemed delivered three (3) days following posting. Notices shall be given to the following addresses:

         Seller                    Western Place Skyrise, Ltd.
                                   18111 Preston Road, Suite 1000
                                   Dallas, Texas 75252
                                   Attn: Mr. Peter Kaufman
                                   (972)588-3606
                                   (972)733-3920 (fax)

         With Required Copy to:    Tod Fobare
                                   5757 Alpha Road, Suite 101
                                   Dallas, Texas 75240
                                   (972) 458-7585
                                   (972)458-0267 (fax)

         With Required Copy to:    Michael W. Reindollar
                                   Gardere Wynne Sewell LLP
                                   1601 Elm Street, Suite 3000
                                   Dallas, Texas 75201
                                   (214) 999-4192
                                   (214) 999-3192 fax

         Buyer                     Alex Vellandi & Theresa Hutton
                                   Triple Net Properties, LLC
                                   1551 N. Tustin Avenue, Suite 200
                                   Santa Ana, CA 92705
                                   (714) 667-8252
                                   (714) 667-6860 Fax

         With Required Copy to:    Louis J. Rogers, Esquire
                                   Hirschler Fleischer
                                   701 East Byrd Street, 15th Floor
                                   Richmond, VA 23219
                                   (804) 771-9567
                                   (804) 644-0957 Fax

13.      Remedies.

         13.1. Defaults by Seller. If there is any default by Seller under this Agreement, following notice to Seller and seven (7) days thereafter during which period Seller may cure the default, Buyer may at its option, as Buyer's sole and exclusive remedy either (a) declare this Agreement terminated in which case the Deposit shall be returned to Buyer without any further action required from either party, or (b) treat the Agreement as being in full force and effect and bring an action against Seller for specific performance; provided, however, in that event Buyer must file suit for specific performance with ninety (90) days after the Scheduled Close of Escrow or such remedy is waived, and in such action, Seller shall be required to deliver only such title as Seller is able to deliver. The foregoing notwithstanding, no right to cure shall extend the Close of Escrow. In the event Seller willfully fails or refuses to close, and Buyer is not in default, then Seller may, in addition to terminating this Contract, maintain an action against Seller for actual out-of-pocket expenses in connection with Buyer's due diligence under this Agreement not to exceed in the aggregate, $25,000.00.

         13.2. Defaults by Buyer. If there is any default by Buyer under this Agreement, Seller may, as its sole remedy, declare this Agreement terminated, in which case the Deposit shall be paid to Seller as liquidated damages and each party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination. The foregoing notwithstanding, no right to cure shall extend the Close of Escrow.

         In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall, in addition, deliver to Seller, at no cost to Seller, the Due Diligence items and all inspection reports and results conducted or prepared by third parties.

14.      Assignment.

         Buyer may assign any or all of its rights and obligations under this Agreement to any one or more persons or entities controlled by or under common control with Buyer or Buyer's principals upon notice to Seller; provided however, that absent the express agreement of Seller, no such assignment shall release Buyer from its liabilities hereunder. Buyer must furnish a copy of the assignment at least three (3) business days prior to the Close of Escrow.

15.      Interpretation and Applicable Law.

         This Agreement shall be construed and interpreted in accordance with the laws of the State where the Real Property is located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

16.      Amendment.

         This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

17.      Attorney's Fees.

         In the event it becomes necessary for either party to file a suit to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit.

18.      Entire Agreement; Survival.

         This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor shall affect or be effective to interpret, change, or restrict the provisions of this Agreement. None of the obligations of the parties hereunder nor any other provisions of this Agreement shall survive the Close of Escrow or earlier termination of this Agreement, except as expressly provided herein.

19.      Counterparts.

         This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

20.      Acceptance.

         Time is of the essence of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under the Federal law or laws of the State of Texas, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law or the laws of the State of Texas.

21.      Real Estate Commission.

         Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contacted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with CB Richard Ellis as its broker and will pay a commission equal to one percent (1%) times (the Purchase Price minus $1,000,000.00) to said broker and a commission of One Million Dollars ($1,000,000.00) to Triple Net Properties Realty, Inc. if, but only if, the Close of Escrow occurs pursuant to this Agreement. Such commission shall be payable upon the Close of Escrow from the proceeds of the Purchase Price deposited by Buyer. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense

         (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this Paragraph..

22.      Cooperation with S-X 3-14 Audit.

         The Seller acknowledges that Buyer intends to assign all of its rights, title and interest in and to this Agreement. The assignee may be a publicly registered company ("Registered Company") promoted by the Buyer. The Seller acknowledges that it has been advised that if the purchaser is a Registered Company, the assignee is required to make certain filings with the Securities and Exchange Commission (the "SEC Filings") that related to the most recent pre-acquisition fiscal year (the "Audited Year") for the Property. To assist the assignee in preparing the SEC Filings, the Seller agrees to provide, if and only to the extent that the same is in possession of Seller, and not otherwise, the assignee with the following:

         1.       Access to bank statements for the Audited year;

         2.       Rent Roll as of the end of the Audited Year;

         3.       Operating Statements for the Audited Year;

         4.       Access to the general ledger for the Audited Year;

         5.       Cash receipts schedule for each month in the Audited Year;

         6. Access to invoice for expenses and capital improvements in the Audited Year;

         7.       Copies of all insurance documentation for the Audited Year;

         8. Copies of accounts receivable aging as of the end of the Audited Year and an explanation for all accounts over 30 days past due as of the end of the Audited Year; and

         9. Copy of signed representation letter at the end of the field work.

         This Section 22 shall survive Closing and shall not be merged into the Deed.

              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                    SIGNATURE PAGE FOR AGREEMENT FOR PURCHASE
                AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS

EXECUTED on this 26th day of February, 2004

SELLER:

WESTERN PLACE SKYRISE, LTD.,
a Texas limited partnership

By:  WESTERN PLACE SKYRISE, GP, LLC.,
     its general partner

     By:  /s/ Leora Azoulay-Lesh
          -----------------------------------
     Name: Leora Azoulay-Lesh
     Title: VP

EXECUTED on this 25th day of February, 2004

BUYER:

TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company

By: /s/ Anthony W. Thompson
   ---------------------------
   Anthony W. Thompson
   President

TITLE COMPANY ACKNOWLEDGEMENT:

Title Company hereby acknowledges receipt of a fully executed copy of this Agreement on February 27, 2004, and the Deposit on February 27, 2004.

                                       PARTNERS TITLE COMPANY

                                       By: /s/ Karen Highfield
                                           -------------------
                                       Its: KAREN HIGHFIELD
                                       Title: SR. V. P.

                                       23